Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-39104, 333-144581 and 333-216719) pertaining to the Amgen Retirement and Savings Plan of Amgen Inc. of our report dated June 20, 2024, with respect to the financial statements and schedule of the Amgen Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2023.

/s/ ERNST & YOUNG LLP
Los Angeles, California

June 20, 2024